SAVOS INVESTMENTS TRUST
THIRD AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS THIRD  AMENDMENT dated as of  December 9, 2015, to the Fund Accounting Servicing Agreement dated as of February 20, 2007, as amended December 17, 2013 and January 31, 2014, (the “Agreement”), is entered into by and between SAVOS INVESTMENTS TRUST , a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, , LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the list of the funds and to amend the fees of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Amended Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

SAVOS INVESTMENTS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Patrick Young	By: /s/ Michael R. McVoy

Name: Patrick Young	Name: Michael R. McVoy

Title: Treasurer	Title: Executive Vice President

Savos Investments Trust	1

Amended Exhibit A to the Fund Accounting Servicing Agreement – Savos Investments Trust
Fund Names
Separate Series of Savos Investments Trust
Name of Series
Savos Dynamic Hedging Fund

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Amended Exhibit B - Fund Accounting Servicing Agreement – Savos Investments Trust

SAVOS INVESTMENT TRUST FUND ACCOUNTING SERVICES ANNUAL FEE SCHEDULE EFFECTIVE JANUARY 2016
Annual fee based upon assets in the fund: Minimum annual fee: $[ ] (1 fund)

Multiple Classes – Each class is an additional [ ]% of the charge of the initial class.

Extraordinary services - quoted separately
      Conversion Estimate – one month’s fee (if necessary)

NOTE - All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses, including pricing service:
$[ ]  Domestic and Canadian Equities
$[ ]  Options
$[ ]  Corp/Gov/Agency Bonds
$[ ]  CMO’s
$[ ]  International Equities and Bonds
$[ ]  Municipal Bonds
$[ ]  Money Market Instruments
$[ ]  Per fund per month – Fund of Funds
$[ ] Equity security/month/corporate action
$[ ] Manual security pricing/month (>10/day)

Factor Services (BondBuyer)
 Per CMO - $[ ]/month
 Per Mortgage Backed - $[ ]/month
 Minimum - $[ ]/month

CCO Support Services - $[ ] Per Year Per Fund Complex

Fees are billed monthly.

Savos Investments Trust	3